                                                                      EXHIBIT 11

                   WITCO CORPORATION AND SUBSIDIARY COMPANIES
                       COMPUTATION OF PER SHARE EARNINGS*

                                                                                       YEAR ENDED DECEMBER 31
                                                                                   ------------------------------
                                                                                    1993        1992       1991
                                                                                   -------    --------    -------
                                                                                           (IN THOUSANDS,
                                                                                       EXCEPT PER SHARE DATA)
Primary
     Income before cumulative effect of accounting change.......................   $19,763    $ 53,865    $73,475
     Interest on convertible subordinated debentures (net of tax)...............     5,363       5,445      5,445
     Adjustment for dividend requirements of preferred stock....................       (24)        (24)       (26)
                                                                                   -------    --------    -------
                                                                                    25,102      59,286     78,894
     Cumulative effect of accounting change.....................................     --        (14,690)     --
                                                                                   -------    --------    -------
               Total............................................................   $25,102    $ 44,596    $78,894
                                                                                   -------    --------    -------
                                                                                   -------    --------    -------
     Weighted average shares outstanding........................................    49,055      44,026     43,478
     Assumed conversions:
          Convertible subordinated debentures...................................     5,500       5,500      5,500
          Stock options.........................................................       311         275        234
                                                                                   -------    --------    -------
               Total............................................................    54,866      49,801     49,212
                                                                                   -------    --------    -------
                                                                                   -------    --------    -------
     Per share amount:
          Income before cumulative effect of accounting change..................   $  0.46    $   1.19    $  1.60
          Cumulative effect of accounting change................................     --          (0.29)     --
                                                                                   -------    --------    -------
          Net income............................................................   $  0.46    $   0.90    $  1.60
                                                                                   -------    --------    -------
                                                                                   -------    --------    -------
Fully diluted
     Income before cumulative effect of accounting change.......................   $19,763    $ 53,865    $73,475
     Interest on dilutive debentures (net of tax)...............................     5,366       5,450      5,458
                                                                                   -------    --------    -------
                                                                                    25,129      59,315     78,933
     Cumulative effect of accounting change.....................................     --        (14,690)     --
                                                                                   -------    --------    -------
               Total............................................................   $25,129    $ 44,625    $78,933
                                                                                   -------    --------    -------
                                                                                   -------    --------    -------
     Weighted average shares outstanding........................................    49,055      44,026     43,478
     Assumed conversions:
          Convertible subordinated debentures...................................     5,519       5,526      5,562
          Stock options.........................................................       465         392        368
          Preferred stock.......................................................       149         156        167
                                                                                   -------    --------    -------
               Total............................................................    55,188      50,100     49,575
                                                                                   -------    --------    -------
                                                                                   -------    --------    -------
     Per share amount:
          Income before cumulative effect of accounting change..................   $  0.46    $   1.18    $  1.59
          Cumulative effect of accounting change................................     --          (0.29)     --
                                                                                   -------    --------    -------
          Net income............................................................   $  0.46    $   0.89    $  1.59
                                                                                   -------    --------    -------
                                                                                   -------    --------    -------

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*  All  per share data have been adjusted to reflect the two-for-one stock split effective October 5, 1993.